UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

CSP Inc.
(Exact name of the registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, Massachusetts	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 1.01.  Entry into a Material Definitive Agreement.
Share Purchase and Assignment Agreement

On June 27, 2018, CSP Inc., a Massachusetts corporation (the “Company” or “CSP”), announced that its wholly owned indirect subsidiary, CSPI LTD, a company incorporated under the laws of England and Wales (the “Seller”), has entered into a Share Purchase Agreement, as defined below, for the sale of its managed security services business in Germany to an affiliate of Reply SpA, a holding company for a worldwide group of companies (the “Reply Group”) for a purchase price of EUR10,000,000, subject to certain closing adjustments as set forth in the Share Purchase Agreement. The Company is retaining its wholly owned subsidiary Modcomp, Inc. and Seller, which will continue to operate its technology solutions business in the United States and the United Kingdom.

Under the terms and conditions of a Share Purchase and Assignment Agreement dated June 27, 2018 (the “Share Purchase Agreement”), Seller will sell all of the stock of Modcomp GmbH, a limited liability company incorporated under the laws of Germany (“Modcomp Germany”), to Reply AG, a German stock corporation (“Reply AG”) and an affiliate of the Reply Group. Modcomp Germany through itself and its wholly owned subsidiaries provides managed security services (the “Business”) to customers primarily in Germany.

Pursuant to the terms and conditions of the Share Purchase Agreement, the purchase price for the stock of Modcomp Germany is EUR10,000,000, plus “Net Cash” to the extent “Net Cash” exceeds EUR400,000 (the “Minimum Liquidity”), or less (a) an amount equal to the extent “Net Cash” is less than the Minimum Liquidity or (b) an amount equal to “Net Debt” plus the Minimum Liquidity. “Net Cash” and “Net Debt” are as defined in the Share Purchase Agreement. At the closing of the Share Purchase Agreement, Seller and Reply AG will enter into a customary escrow agreement for a three (3) year period with an aggregate holdback from the closing purchase price of EUR400,000, covering indemnity claims for certain employee matters.

The Share Purchase Agreement contains customary representations and warranties of the Seller and Reply AG as set forth therein and Seller and its subsidiaries have agreed to operate the to be acquired business in the ordinary course prior to the closing. In addition, pursuant to and subject to the terms and conditions in the Share Purchase Agreement, Seller has agreed to indemnify Reply AG for certain pre-closing taxes.

Closing of the Share Purchase Agreement is subject to various closing conditions, including, among others, the approval of the German Federal Cartel Office.

Either party may terminate the Share Purchase Agreement if the Condition Precedent (as defined in the Share Purchase Agreement) has not been fulfilled or waived by August 31, 2018. In addition, Reply AG may terminate the Share Purchase Agreement if there is a material adverse change or a material litigation, each as defined in the Share Purchase Agreement, affecting the to be acquired business, occurring between signing and the closing of the Share Purchase Agreement, or the Seller has breached certain of the operational covenants in the Share Purchase Agreement.

Pursuant to the Share Purchase Agreement, the Seller has agreed that for a period of three (3) years following the closing under the Share Purchase Agreement, Seller shall not directly or indirectly, except with respect to Seller’s continued business in the United Kingdom, (i) engage in performing services in Germany competing with the Business as conducted as of the closing date; (ii) have any controlling ownership or equity interest in any business, entity or enterprise that engages in the Business in Germany as conducted as of the closing date, subject to limited exceptions; or (iii) solicit the employment of any person who as of the closing date and still at the time of solicitation is an employee of any of the acquired companies, except with the prior written authorization of Reply AG. The foregoing restricted covenants do not prohibit Seller’s sale of tangible personal products in Germany, whether related or unrelated to managed security services.

Modcomp, Inc. (“Modcomp”), the direct parent of Seller and a subsidiary of the Company, has agreed to guaranty certain obligations of Seller under the Share Purchase Agreement, including for indemnity obligations of Seller, subject to the terms and conditions of the Share Purchase Agreement.

The Seller will enter into a transition services agreement with Reply AG and Modcomp Germany to provide certain administrative services following the closing.

The closing of the Share Purchase Agreement is expected to take place in the fourth quarter of fiscal 2018.

A copy of the Share Purchase Agreement is included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Seller or their respective subsidiaries and affiliates or the managed security services business being sold in Germany. The Share Purchase Agreement contains representations and warranties by each of the parties thereto. These representations and warranties were made solely for the benefit of the other party respectively and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Share Purchase Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the Share Purchase Agreement or such other date or dates as may be specified in the Share Purchase Agreement. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller or their respective subsidiaries and affiliates or the managed security services business being sold.

The foregoing description of the Share Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, but are not limited to, the expected closing and timing of the Share Purchase Agreement. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks that could affect, prevent, or delay the closing and timing of the transaction and such other risk factors affecting the Company include the ability to satisfy the closing conditions, receipt of regulatory approval, general economic conditions, market factors, competitive factors, pricing pressures and other factors described in the Company's filings with the SEC. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements detailed from time to time in the Company’s filings with the SEC. The information set forth herein speaks only as of the date hereof, and the Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date hereof.

Item 7.01 Regulation FD Disclosure.

On June 27, 2018, the Company issued a press release announcing that it had agreed to sell its Germany operations, as described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits
2.1Share Purchase and Assignment Agreement dated June 27, 2018, by and between CSPI LTD, as Seller, and Reply AG, as Purchaser, and Modcomp, Inc, as Guarantor.*
99.1CSP Inc. press release dated June 27, 2018.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: June 27, 2018

By: /s/Gary W. Levine
Gary W. Levine
Chief Financial Officer